Exhibit 23.6

CONSENT OF RAÚL R. ROCO

The undersigned, Raúl R. Roco, hereby states as follows:

I participated in the preparation of a technical report entitled "Metallica Resources Inc. – El Morro Copper-Gold Project, Region III, Chile, NI 43-101 Technical Report, La Fortuna Deposit, Mineral Resource Estimate – 2006 Update" dated December 26, 2006 (the "Technical Report") concerning the El Morro Project in Chile, for Metallica Resources Inc. (the "Company"), portions of which are summarized under the caption "Item 4. Information on the Company – D. Property, Plant and Equipment – The El Morro Project, Chile" in the Annual Report on Form 20-F of the Company for the year ended December 31, 2006 (the "Form 20-F"), which in turn is incorporated by reference in this Registration Statement on Form S-8 (this "Registration Statement"), to be filed with the United States Securities and Exchange Commission.

I hereby consent to the incorporation by reference in this Registration Statement of the summary information concerning the Technical Report, including the reference to my name included with such information, as set forth above in the Form 20-F.

/s/ Raúl R. Roco
Raúl R. Roco

Date: December 6, 2007